UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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US Foods Holding Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 21, 2022, US Foods Holding Corp. (the “Company”) sent communications to the Company’s employees, investors, and sell-side analysts regarding recent events at the Company. Copies of these communications can be found below.

Communication to Employees

Team,

This morning we issued preliminary results for Q1 2022. With our ongoing strategic initiatives in full swing, we’re continuing to build on our positive momentum.

We are releasing these preliminary results ahead of our typical earnings announcement to showcase the momentum we are building, particularly as our shareholders consider their vote at our upcoming annual meeting of shareholders. We still plan to issue our official earnings and hold our Q1 2022 earnings call on May 12, 2022, during which we will provide our final results and share additional detail on our outlook and path forward.

I’d also like to address recent developments with respect to one of US Foods’ shareholders, Sachem Head. Earlier this week, in anticipation of the upcoming vote by shareholders, we sent a letter to our shareholders detailing our track record of success, discussing our long-range plan and sharing context around our Board of Directors’ ongoing engagement with this investor.

As is typical in situations like these, we expect there will be increased attention on US Foods in the days and weeks leading up to our annual meeting. During this time, our Board and management team will continue to engage with shareholders to highlight the progress we have made and continue to make (as evidenced by today’s preliminary Q1 results). We will also highlight the strength of our leadership team and Board of Directors, who bring the backgrounds, experiences and skills that are critical to our ongoing success.

Of course, we ask you to vote the WHITE proxy card at the upcoming annual meeting in support of your Board of Directors and leadership team. For more information on how to vote, please visit our dedicated website https://voteforusfoods.com/.

Today’s preliminary earnings report reflects the great work that you do each and every day to help our associates, customers and shareholders Make It.  Because of you, we have a track record of solid execution and financial performance and are building on our momentum through the continued execution of the initiatives that support our long-range plan.

Keep up your focus on creating a great experience for customers and make every week count!

Pietro

ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT

On April 11, 2022, the Company filed a definitive proxy statement, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's shareholders for the 2022 annual meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of the Company's Investor Relations website at https://ir.usfoods.com/investors or by contacting info@okapipartners.com.

FORWARD-LOOKING STATEMENTS

Statements in this communication which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; and potential costs associated with shareholder activism.

Communication to Investors

This morning we issued preliminary results for the First quarter of Fiscal 2022 – please click here to access the USFD website and press release.  Our strong financial and operational performance demonstrates that our strategic initiatives are working and we are building momentum in the execution of our long-range plan. Please let us know if you would like to discuss our results – we’d be glad to arrange a time for us to connect.

Separately, our proxy solicitor, Okapi Partners, will be reaching out to you in the near future to arrange time to meet with management and/or Board members and address any questions you may have on our business, long-range plan and Sachem Head's activist campaign prior to our upcoming annual meeting. As always, we’re available to answer any immediate questions you may have in the meantime as well.

Thanks,

Snehal

Communication to Sell-Side Analysts

Good morning!

This morning we issued preliminary results for the First quarter of Fiscal 2022 – please click here to access the USFD website and press release. Our strong financial and operational performance demonstrates that our strategic initiatives are working and we are building momentum in the execution of our long-range plan.

If you are interested in discussing the results with management, please let Theresa (copied) know when you are available today or tomorrow and we can set up a meeting with Pietro and Dirk to discuss these results.  Thank you for your patience as we try to accommodate requests for calls.

We will stay in touch as developments unfold in connection with our upcoming annual meeting.

Thank you,

Snehal